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Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-128504, 333-128970 and 333-128988) and on Form S-8 (No. 333-126742) of Extra Space Storage Inc. of our report dated March 10, 2005 relating to the financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 9, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM